EXHIBIT 21

                 SUBSIDIARIES OF GFC FINANCIAL CORPORATION
                             (February 14, 1994)

GFC ACQUISITION CO. (Rhode Island)

GREYHOUND FINANCIAL CORPORATION (Delaware)
     Ambassador Factors Corporation (Rhode Island)
     Commonwealth Avenue Warehouse, Inc. (Florida)
     Desert Communications I, Inc. (Delaware)
          Desert Communications II, Inc. (Delaware)
          Desert Communications III, Inc. (Delaware)
          Desert Communications IV, Inc. (Delaware)
          Desert Communications V, Inc. (Delaware)
     Desert Hospitality II, Inc. (Florida)
     GFC Portfolio Services, Inc. (Arizona)
     Greycas, Inc. (Arizona)
          New Jersey Realty Corporation II (California)
          New York Realty Corporation II (California)
     Greyhound Financial Capital Corporation (Oregon)
          Greyfin (Nassau) Limited (Bahamas)
               Greyfin Corporation (Liberia)
               Greyhound Shipping Corporation (Liberia)
     Greyhound Financial Services Limited (United Kingdom)
          Chigwell Properties Ltd. (United Kingdom)
          Greyfin Services Limited (United Kingdom)
          Hookgold Limited (United Kingdom)
          Greyhound Bank PLC (United Kingdom)
               Greyhound Credit Limited (United Kingdom)
               Greyhound Finance International Limited (United Kingdom) Greyhound Nominees Limited (United Kingdom)
               Secured Advances Limited (United Kingdom) (inactive) Greyhound Equipment Finance Limited (United Kingdom) Greyhound Properties Limited (United Kingdom)
          Greyhound Property Investments Limited (United Kingdom) Townmead Garages Limited (United Kingdom)
          Greyhound Inter-American Aircraft Leasing, Ltd. (Arizona) Greyhound Investors Corporation (Arizona)
          Greyhound Real Estate Finance Company* (Arizona)
          Greyhound Real Estate Investment BRB Inc. (Arizona)
          Greyhound Real Estate Investment Eight Inc. (Delaware) Greyhound Real Estate Investment Eleven Inc. (Delaware) Greyhound Real Estate Investment Nine Inc. (Delaware) Greyhound Real Estate Investment One Inc. (Arizona)
          Greyhound Real Estate Investment S Inc. (Arizona)
          Greyhound Real Estate Investment Seven Inc. (Delaware) Greyhound Real Estate Investment Ten Inc. (Delaware) Greyhound Real Estate Investment Two Inc. (Arizona)
          Greyship Corp. (Delaware)
          Greytech Services Limited (Hong Kong)
          Interim Funding Corporation (Arizona)
          Medbarge, Inc. (Delaware)
          Pine Top Insurance Company Limited (united Kingdom)
          Wisconsin Hotel Operating Corporation (Wisconsin)

MORGA INVESTMENT CO. (Arizona) (In the process of being dissolved)


*Greyhound Real Estate Finance Company is being liquidated into Greyhound Financial Corporation.